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                                                                   Exhibit 10.60

                                LETTER AGREEMENT

                                    BETWEEN;

       UNITED BUSINESS ASSOCIATES and it's two partners thereof, namely;

         LONNIE HAYWARD, a resident of 7120 205 Street, Langley, BC., Canada, V2Y 1T1

         SHERIDAN WESTGARDE, a resident of 744 Mobley Road, Tappen, BC., Canada., V0E 2X0

                                      AND,

AQUATIC CELLULOSE INTERNATIONAL CORP, a Nevada Corporation in good standing and publicly traded on the Pink Sheet trading exchange.


I Lonnie Hayward agree to accept the amount of TWO HUNDRED TEN THOUSAND EIGHT HUNDRED FORTY FIVE (210,845) Series A Convertible Preferred shares of Aquatic Cellulose International Corp, as complete compensation for my fifty percent (50%) interest in the note owed to United Business Associates, a company owned by myself and Mr. Sheridan Westgarde, as recorded in the Company's accounts in Notes Payable, as of March 31, 2007. I acknowledge the value of these shares has been calculated based on the April 20, 2007, market price of $0.022 in accord with the following formula;

         - (($226,362.97 / $0.0088 [60% discount to the April 20, 2007 market price of $0.022]) / 61) / 2 = 210,845

I acknowledge that further dilution of the Company's common stock that will occur as a result of the conversion of the Series A Convertible Preferred Stock will likely result in a corresponding reduction in the market price of the stock.

I recognize that my Series A Convertible Preferred shares will bear all the rights and privileges as set forth in the Certificate of Designation filed with the Nevada Secretary of State and included as "Exhibit A" to this letter agreement.

I Sheridan Westgarde agree to accept the amount of TWO HUNDRED TEN THOUSAND EIGHT HUNDRED FORTY FIVE (210,845) Series A Convertible Preferred shares of Aquatic Cellulose International Corp, as complete compensation for my fifty percent (50%) interest in the note owed to United Business Associates, a company owned by myself and Mr. Lonnie Hayward, as recorded in the Company's accounts in Notes Payable, as of March 31, 2007. I acknowledge the value of these shares has been calculated based on the April 20, 2007, market price of $0.022 in accord with the following formula;

         - (($226,362.97 / $0.0088 [60% discount to the April 20, 2007 market price of $0.022]) / 61) / 2 = 210,845

I acknowledge that further dilution of the Company's common stock that will occur as a result of the conversion of the Series A Convertible Preferred Stock will likely result in a corresponding reduction in the market price of the stock.

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I recognize that my Series A Convertible Preferred shares will bear all the rights and privileges as set forth in the Certificate of Designation filed with the Nevada Secretary of State and included as "Exhibit A" to this letter agreement.

IN WITNESS WHEREOF, THIS AGREEMENT SHALL BE EFFECTIVE AS OF April 20, 2007.

EXECUTED THIS 20 DAY OF APRIL, 2007.

AQUATIC CELLULOSE                                   LONNIE HAYWARD
INTERNATIONAL CORP
                                                    /S/ Lonnie Hayward
/S/ Sheridan Westgarde                             --------------------------
----------------------------                       Lonnie Hayward
Sheridan B. Westgarde, CEO
                                                    SHERIDAN WESTGARDE

                                                    /S/ Sheridan Westgarde
                                                   --------------------------
                                                    Sheridan Westgarde